UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of the stockholders of Valero Energy Corporation (“Valero”) was held May 3, 2012. Matters voted on at the annual meeting and the results thereof were as follows:

(1)	Proposal 1: Election of directors. The election of each director was approved as follows.

Ronald K. Calgaard	shares voted	required vote *	vote received
for	387,619,450	>50.0%	97.33%
against	10,626,330
abstain	730,938
broker non-votes	66,389,727

Jerry D. Choate	shares voted	required vote *	vote received
for	329,661,772	>50.0%	82.78%
against	68,585,122
abstain	729,824
broker non-votes	66,389,727

Ruben M. Escobedo	shares voted	required vote *	vote received
for	337,427,857	>50.0%	84.74%
against	60,758,290
abstain	790,571
broker non-votes	66,389,727

William R. Klesse	shares voted	required vote *	vote received
for	382,529,397	>50.0%	96.08%
against	15,615,273
abstain	832,048
broker non-votes	66,389,727

Bob Marbut	shares voted	required vote *	vote received
for	326,680,196	>50.0%	82.65%
against	68,565,106
abstain	3,731,416
broker non-votes	66,389,727

Donald L. Nickles	shares voted	required vote *	vote received
for	325,206,188	>50.0%	81.66%
against	73,037,040
abstain	733,490
broker non-votes	66,389,727

Philip J. Pfeiffer	shares voted	required vote *	vote received
for	393,888,312	>50.0%	98.91%
against	4,354,061
abstain	734,345
broker non-votes	66,389,727

Robert A. Profusek	shares voted	required vote *	vote received
for	334,198,107	>50.0%	83.92%
against	64,044,591
abstain	734,020
broker non-votes	66,389,727

Susan Kaufman Purcell	shares voted	required vote *	vote received
for	388,034,787	>50.0%	97.44%
against	10,185,812
abstain	756,119
broker non-votes	66,389,727

Stephen M. Waters	shares voted	required vote *	vote received
for	392,670,454	>50.0%	98.64%
against	5,411,051
abstain	895,213
broker non-votes	66,389,727

Randall J. Weisenburger	shares voted	required vote *	vote received
for	390,907,541	>50.0%	98.16%
against	7,327,661
abstain	741,516
broker non-votes	66,389,727

Rayford Wilkins, Jr.	shares voted	required vote *	vote received
for	334,972,519	>50.0%	84.11%
against	63,283,429
abstain	720,770
broker non-votes	66,389,727

(2)	Proposal 2: Ratify the appointment of KPMG LLP to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The proposal was approved as follows:

Proposal 2	shares voted	required vote *	vote received
for	454,739,916	>50.0%	97.72%
against	9,794,754
abstain	831,775
broker non-votes	n/a

(3)	Proposal 3: Vote on an advisory resolution to ratify the 2011 compensation of the named executive officers listed in the proxy statement. The proposal was approved as follows:

Proposal 3	shares voted	required vote *	vote received
for	306,615,533	>50.0%	76.85%
against	90,349,577
abstain	2,011,608
broker non-votes	66,389,727

Stockholder Proposals:

(4)	Proposal 4: Vote on a stockholder proposal entitled, “Disclosure of Political Contributions.” The proposal was not approved. Voting results for the proposal follow.

Proposal 4	shares voted	required vote *	vote received
for	112,774,604	>50.0%	28.27%
against	201,756,243
abstain	84,445,871
broker non-votes	66,389,727

(5)	Proposal 5: Vote on a stockholder proposal entitled, “Report on Steps Taken to Reduce Risk of Accidents.” The proposal was not approved. Voting results for the proposal follow:

Proposal 5	shares voted	required vote *	vote received
for	142,637,925	>50.0%	35.75%
against	181,362,022
abstain	74,976,771
broker non-votes	66,389,727

*	Notes:

Required votes. For Proposal 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election. Proposals 2 through 5 required approval by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

Effect of abstentions. Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors, pursuant to Valero’s bylaws, shares voted to abstain are not deemed to be “votes cast,” and are accordingly disregarded. When, however, approval for a proposal requires (a) the affirmative vote of a majority of the voting power of the issued and outstanding shares of the company, or (b) the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote, then shares voted to abstain have the effect of a negative vote.

Effect of broker non-votes. Brokers holding shares for the beneficial owners of such shares must vote according to specific instructions received from the beneficial owners. If specific instructions are not received, in some instances, a broker may nevertheless vote the shares in the broker’s discretion. But under New York Stock Exchange rules, brokers are precluded from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a negative vote when approval for a particular proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the company, and has no effect when approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote. Per the NYSE’s rules, brokers had discretion to vote at the Annual Meeting on Proposal 2 only.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 4, 2012	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary